Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-36265, 333-68285, 333-90414, 333-129986, 333-136295, 333-151560, 333-189232, 333-192723, 333-200806, 333-218500, 333-230390, 333-231914, 333-256594, and 333-272229 on Form S-8 of our report dated March 19, 2024, relating to the financial statements of The Gap, Inc. (the “Company”) and the effectiveness of the Company's internal control over financial reporting appearing in this Annual Report on Form 10-K for the fiscal year ended February 3, 2024.

/s/ Deloitte & Touche LLP
San Francisco, California
March 19, 2024